EXHIBIT 10.16-3

TEGNA INC.

EXECUTIVE SEVERANCE PLAN

(As Amended through May 30, 2017)

Amendment No. 3

TEGNA Inc. hereby amends the TEGNA Inc. Executive Severance Plan, as amended through May 30, 2017, as amended (the “Plan”), as follows:

Effective as of the date this amendment is adopted, the Plan is hereby amended by replacing Section 2(d) of the Plan with the following:

(d) “Severance Multiple” means (i) with respect to a Participant who is the President and Chief Executive Officer of the Company, two (2); and (ii) for other Participants the “Severance Multiple” shall be either one and one half (1.5) or one (1) as assigned to the Participant by the Board or the Committee.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of February 21, 2024.

TEGNA INC.

By:
Jeffrey Newman
SVP and Chief Human Resources Officer